Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of OpenTable, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

January 18, 2013